EXHIBIT 23(b)
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference of our report dated
January 10, 1997 with respect to the consolidated financial statements of The Beverly National Corporation and subsidiaries as of December 31, 1996 and 1995, and for each of the three years ended December 31, 1996, 1995,and 1994, and such financial statements, which report and financial statements are incorporated by reference from The Beverly National Corporation's annual report on Form 10-KSB for the fiscal year ended December 31, 1996, in this Registration Statement on Form S-8, and in the prospectus dated January 22, 1996, relating to the registration under the Securities Act of 1933, as amended, of shares of The Beverly National Corporation's Common Stock, par value $2.50 per share.

     We also consent to the reference to our firm set forth under the caption "Incorporation by Reference" in the Prospectus referred to above.


                                   SHATSWELL, MacLEOD & COMPANY, P.C.

                                   By: /s/ Shatswell, MacLeod & Company, P.C.
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West Peabody, Massachusetts
November 21, 1997